UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

AZURRX BIOPHARMA, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.08	Shareholder Director Nominations.

The Board of Directors of AzurRx BioPharma, Inc. (the “Company”) has approved August 27, 2018 as the date for the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). This date is more than 30 days before the anniversary of the Company’s 2017 Annual Meeting of Stockholders. As a result, in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), written notice from a stockholder interested in bringing business before the Annual Meeting or nominating a director candidate for election at the Annual Meeting (including any notice on Schedule 14N) must be received by no later than 5:00 p.m., Eastern time, on July 23, 2018 at the Company’s principal executive offices, 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, New York 11226. Any such written notice must be directed to the attention of the Company’s Secretary, and must comply with all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must also comply with all applicable rules and regulations promulgated by the SEC under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: July 17, 2018	By:	/s/ Johan M. Spoor
Name: Johan M. Spoor
Title: Chief Executive Officer